[EXHIBIT 3.5]

     CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATION
             OF PREFERENCES, RIGHTS AND LIMITATIONS
             OF SERIES A CONVERTIBLE PREFERRED STOCK
                      OF PACIFIC CMA, INC.
_________________________________________________________________


     The undersigned, Alfred Lam and Rango Lam, do hereby certify under the seal that:

     1. They are the President and Secretary, respectively, of PACIFIC CMA, INC., a Delaware corporation (the "Corporation").

     2.   The  Corporation  is  authorized  to  issue  10,000,000
shares of preferred stock.

     3. 6,000 of such shares of preferred stock previously were designated by the Corporation's Board of Directors as 6% Series A Convertible Preferred Stock (the "Preferred Shares"), pursuant to
                                  ----------------
the Corporation's Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the "Certificate of Designation"), which was filed with the Secretary of State of the State of Delaware on April 12, 2004, and as of the date hereof, 4,000 of such Preferred Shares are issued and outstanding.

      4. The Company desires, pursuant to Section 3 of the Certificate of Designation to amend the Certificate of Designation, to, among other items set forth herein, increase the authorized Preferred Shares from 6,000 Preferred Shares to 10,000 Preferred Shares.

      5.  To   effectuate   such   amendments,   the    following
resolutions were duly adopted by the Unanimous Written Consent of the Corporation's Board of Directors, and the holders of all of the issued and outstanding Preferred Shares:

      WHEREAS, the Board of Directors of the Corporation pursuant to a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the "Preferred Shares"), created and authorized the issuance of 6,000 Preferred Shares, of which as of the date hereof, 4,000 Preferred Shares are issued and outstanding.

     WHEREAS, the Corporation desires to amend the Certificate of Designation to, among other items, increase the authorized
Preferred Shares from 6,000 to 10,000, and certain other matters, as follows:

      NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors and the holders of all of the issued and outstanding Preferred
Shares hereby amend the Certificate of Designation as follows:

      1.  The Third "WHEREAS" clause of the Certificate of
Designation is hereby deleted in its entirety and replaced with the following:

           "WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights,


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      preferences, restrictions and other matters
      relating to a series of the preferred stock, which shall consist of, except as otherwise set forth in the Purchase Agreement, up to 10,000 shares of the preferred stock which the corporation has the authority to issue, as follows:"

      2. Section 1 of the Certificate of Designation is hereby deleted in its entirety and replaced with the following:

             "Section  1.  Designation,  Amount  and  Par
                           ------------------------------
     Value.  The  series  of  preferred  stock  shall  be
     -----
     designated  as  6%  Series A  Convertible  Preferred
     Stock  (the  "Preferred Stock") and  the  number  of
                   ---------------
     shares  so  designated shall be 10,000 (which  shall
     not  be  subject to increase without the consent  of
     all  of the holders of the Preferred Stock (each,  a
     "Holder"  and  collectively, the  "Holders")).  Each
      ------                            -------
     share  of Preferred Stock shall have a par value  of
     $0.001  per share and a stated value equal to $1,000
     (the   "Stated  Value").   Capitalized   terms   not
             -------------
     otherwise defined herein shall have the meaning given such terms in Section 8 hereof."


      3. Section 5(a)(iii) of the Certificate of Designation is hereby deleted in its entirety and replaced with the following:

                "(iii)  Limitation on  Number  of  Shares
          Issuable.   Notwithstanding anything herein  or
          elsewhere  to  the  contrary,  the  Corporation
          shall  not  issue to any Holder any  shares  of
          Common  Stock, including pursuant to any rights
          herein, including, without limitation, any anti-
          dilution rights, conversion rights or right  to
          issue  shares  of Common Stock  in  payment  of
          dividends,  to  the  extent such  shares,  when
          added  to the number of shares of Common  Stock
          issued  or issuable (A) upon conversion of  any
          shares  of Preferred Stock pursuant to  Section
          5(a)(i) and the Preferred Stock issued pursuant
          to  the  Securities Purchase  Agreement,  dated
          April  8,  2004 ("Prior Agreement"),  (B)  upon
                            ---------------
          exercise  of  those  certain  Warrants   issued
          pursuant  to  the  Purchase Agreement  and  the
          warrants issued pursuant to the Prior Agreement
          and (C) upon exercise of the warrants issued to
          Oberon   Group,  LLC  and  to  Pacific   Summit
          Securities  in connection with the transactions
          contemplated by the Purchase Agreement and  the
          Prior  Agreement, would exceed 19.999%  of  the
          Corporation's    outstanding    Common    Stock
          immediately  prior to April 8,  2004,  or  such
          greater  or lesser number of shares  of  Common
          Stock   permitted  pursuant  to  the  corporate
          governance  rules of the Principal Market  that
          is  at  the time the principal trading exchange
          or  market  for  the Common Stock,  based  upon
          share  volume  (the  "Maximum  Aggregate  Share
                                -------------------------
          Amount"), unless the Corporation first  obtains
          ------
          shareholder approval permitting such  issuances
          pursuant   to  and  in  accordance   with   the
          Principal     Market    rules     ("Shareholder
                                              -----------
          Approval").   On  any given date,  each  Holder
          --------

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          shall  be entitled to a portion of the  Maximum
          Aggregate Share Amount equal to the product  of
          (y)  the  fraction determined by  dividing  the
          number  of shares of Preferred Stock then  held
          by such Holder as of such date by the aggregate
          number of shares held by all Holders as of such
          date and (z) the difference between the Maximum
          Aggregate Share Amount and the number of shares
          of  Common Stock issued, in the aggregate among
          all  Holders,  pursuant to any  conversions  of
          Preferred Stock or exercises of Warrants  prior
          to  such  date.  If at any time the  number  of
          shares    of   Common   Stock   which    could,
          notwithstanding   the  limitation   set   forth
          herein,  be  issuable and sold to  all  Holders
          during  the  following 12 months (assuming  all
          dividends  are paid in shares of  Common  Stock
          during such period of determination based  upon
          the VWAP at the time of any such determination)
          equals  or exceeds the Maximum Aggregate  Share
          Amount, then the Corporation shall, subject  to
          any  requirements in the Purchase Agreement  to
          act  sooner,  hold  a  meeting  to  obtain  the
          Shareholder   Approval   applicable   to   such
          issuance  as soon as is possible,  but  in  any
          event  not  later than the 75th day  after  the
          date in which the Corporation determines (or is
          notified  in  writing by any Holder)  that  the
          Maximum   Aggregate  Share  Amount   could   be
          exceeded  and shall continue to seek to  obtain
          Shareholder Approval every 75 days  until  such
          Shareholder  Approval  is  obtained.   If   the
          Corporation shall have failed to hold a meeting to obtain the Shareholder Approval on or prior to the initial 75th day after the date in which the Corporation determines (or is notified by a Holder) that the Maximum Aggregate Share Amount would be exceeded, then the dividend on the Preferred Stock shall thereafter be 15% per annum until such meeting to obtain Shareholder
          Approval is held."


      4. "Footnote 1" to Section 5(c) is hereby deleted in its entirety.

      5.   The definition of "Change of Control Transaction,"  in
Section 8 is hereby deleted in its entirety and replaced with the following:

           "Change  of Control Transaction"  means  the
     occurrence after the date hereof of any of (a)  an
     acquisition after the date hereof by an individual
     or  legal entity or "group" (as described in  Rule
     13d-5(b)(1) promulgated under the Exchange Act) of
     effective  control  (whether  through   legal   or
     beneficial  ownership  of  capital  stock  of  the
     Corporation,  by  contract  or  otherwise)  of  in
     excess  of  40%  of the voting securities  of  the
     Corporation  within a one year  period  (the  "40%
                                                    ---
     Number"),  or  (b) a replacement at  one  time  or
     ------
     within a one year period of more than one-half  of
     the   members  of  the  Corporation's   board   of
     directors which is not approved by a majority of those individuals who are members of the board of


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     directors  on  the  date  hereof  (or   by   those
     individuals  who  are serving as  members  of  the
     board of directors on any date whose nomination to
     the  board of directors was approved by a majority
     of  the members of the board of directors who  are
     members  on the date hereof), or (c) the execution
     by  the  Corporation of an agreement to which  the
     Corporation  is a party or by which it  is  bound,
     providing for any of the events set forth above in
     (a)  or  (b).   Notwithstanding  anything  to  the
     contrary   provided  herein   or   elsewhere,   in
     determining  whether  the  40%  Number  has   been
     reached, no shares of Common Stock issuable upon conversion of the Preferred Stock and/or exercise of the Warrants and/or the warrants issued to Pacific Summit Securities and/or the Oberon Group,
     LLC in connection with the sale of any shares of Preferred Stock shall be included in any such calculation."


     RESOLVED, FURTHER, that the Chairman, the president  or  any

vice-president,    and the secretary or any assistant  secretary,

of the Corporation be and they hereby are authorized and directed to  file  this  Certificate of Amendment to  the  Certificate  of

Designation of Preferences, Rights and Limitations in  accordance with the foregoing resolution and the provisions of Delaware law.

       IN  WITNESS  WHEREOF, the undersigned have  executed  this

Certificate of Amendment this 4th day of May 2004.



  /s/ Lam Kin Ko Alfred               /s/ Lam Kin Man Rango
------------------------------        ---------------------------
Name:  Lam Kin Ko Alfred              Name:  Lam Kin Man Rango
Title:  Chairman                      Title:  Secretary


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